EXHIBIT 99.1


                            MERITOR AUTOMOTIVE, INC.

                      -------------------------------------


                                CREDIT AGREEMENT

                          dated as of January 15, 1999



                          ----------------------------


                            THE LENDERS PARTY HERETO,

                            UBS AG, STAMFORD BRANCH,
                             as Administrative Agent


                     -------------------------------------


                            WARBURG DILLON READ LLC,
                                   as Arranger


                     -------------------------------------


                                    NBD BANK,
                             as Documentation Agent


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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I           DEFINITIONS..............................................1

ARTICLE II          THE CREDITS.............................................15

         2.1        Commitments.............................................15

         2.2        Repayment of Loans; Evidence of Debt....................15

         2.3        Procedures for Borrowing................................16

         2.4        Fees....................................................17

         2.5        Optional and Mandatory Principal Payments on All
                    Loans...................................................17

         2.6        Conversion and Continuation of Outstanding Loans........18

         2.7        Interest Rates, Interest Payment Dates; Interest
                    and Fee Basis...........................................19

         2.8        Changes in Interest Rate, etc...........................19

         2.9        Rates Applicable After Default..........................20

         2.10       Pro Rata Payment, Method of Payment.....................20

         2.11       Telephonic Notices......................................21

         2.12       Notification of Loans, Interest Rates,
                    Prepayments and Commitment Reductions...................21

         2.13       Lending Offices.........................................21

         2.14       Non-Receipt of Funds by the Administrative Agent........21

         2.15       Application of Payments with Respect to Defaulting
                    Lenders.................................................22

ARTICLE III         CHANGE IN CIRCUMSTANCES, TAXES..........................22

         3.1        Yield Protection........................................22

         3.2        Changes in Capital Adequacy Regulations.................23

         3.3        Availability of Types of Loans..........................23

         3.4        Funding Indemnification.................................23

         3.5        Lender Statements; Survival of Indemnity................24

         3.6        Taxes...................................................24

         3.7        Substitution of Lender..................................26

ARTICLE IV          CONDITIONS PRECEDENT....................................26

         4.1        Closing Date Conditions.................................27

         4.2        Conditions to Borrowing Date............................29


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                                                                           Page

ARTICLE V           REPRESENTATIONS AND WARRANTIES..........................31

         5.1        Corporate Existence and Standing........................31

         5.2        Authorization and Validity..............................31

         5.3        No Conflict; Government Consent.........................31

         5.4        Financial Statements....................................32

         5.5        Material Adverse Change.................................32

         5.6        Taxes...................................................32

         5.7        Litigation and Contingent Obligations...................33

         5.8        Subsidiaries............................................33

         5.9        ERISA...................................................33

         5.10       Accuracy of Information.................................33

         5.11       Regulation U............................................34

         5.12       Material Agreements.....................................34

         5.13       Compliance With Laws....................................34

         5.14       Plan Assets; Prohibited Transactions....................34

         5.15       Environmental Matters...................................34

         5.16       Investment Company Act..................................34

         5.17       Public Utility Holding Company Act......................35

         5.18       Related Agreements......................................35

         5.19       Year 2000 Compliance....................................35

ARTICLE VI          COVENANTS...............................................36

         6.1        Financial Reporting.....................................36

         6.2        Use of Proceeds.........................................37

         6.3        Notice of Default.......................................37

         6.4        Conduct of Business.....................................37

         6.5        Taxes...................................................38

         6.6        Insurance...............................................38

         6.7        Compliance with Laws....................................38


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                                                                           Page

         6.8        Maintenance of Properties...............................38

         6.9        Inspection..............................................38

         6.10       Subsidiary Indebtedness.................................38

         6.11       Merger..................................................39

         6.12       Sale of Assets..........................................39

         6.13       Investments and Acquisitions............................40

         6.14       Liens...................................................41

         6.15       Affiliates..............................................43

         6.16       Contingent Obligations..................................43

         6.17       Debt Ratio..............................................43

         6.18       Net Worth...............................................44

         6.19       Year 2000 Compliance....................................44

ARTICLE VII         DEFAULTS................................................44

ARTICLE VIII        ACCELERATION WAIVERS, AMENDMENTS AND REMEDIES...........47

         8.1        Acceleration............................................47

         8.2        Amendments..............................................47

         8.3        Preservation of Rights..................................48

ARTICLE IX          GENERAL PROVISIONS......................................48

         9.1        Survival of Representations.............................48

         9.2        Governmental Regulation.................................48

         9.3        Taxes...................................................48

         9.4        Headings................................................48

         9.5        Entire Agreement........................................48

         9.6        Several Obligations; Benefits of this Agreement.........49

         9.7        Expenses; Indemnification...............................49

         9.8        Numbers of Documents....................................50

         9.9        Accounting..............................................50

         9.10       Severability of Provisions..............................50


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                                                                           Page

         9.11       Non-liability of Lenders................................50

         9.12       Confidentiality.........................................50

         9.13       Nonreliance.............................................51

         9.14       Setoff..................................................51

         9.15       Ratable Sharing.........................................51

ARTICLE X           AGENTS..................................................51

         10.1       Appointment.............................................51

         10.2       Powers and Duties; General Immunity.....................52

         10.3       Representations and Warranties; No Responsibility
                    For Appraisal of Creditworthiness.......................54

         10.4       Right to Indemnity......................................54

         10.5       Successor Administrative Agent..........................54

ARTICLE XI          BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......55

         11.1       Successors and Assigns..................................55

         11.2       Participations..........................................55

         11.3       Assignments.............................................56

         11.4       Dissemination of Information............................57

         11.5       Tax Treatment...........................................57

ARTICLE XII         NOTICES.................................................57

         12.1       Giving Notices..........................................57

         12.2       Change of Address.......................................58

ARTICLE XIII        COUNTERPARTS............................................58

ARTICLE XIV         CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER
                    OF JURY TRIAL...........................................58

         14.1       Choice of Law...........................................58

         14.2       Waiver of Jury Trial....................................58

         14.3       Submission to Jurisdiction; Waivers.....................58

         14.4       Acknowledgments.........................................59


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EXHIBITS:
--------

         A        Pricing

         B        Form of Borrowing Notice

         C        Form of Conversion/Continuation Notice

         D        Form of Note

         E        Form of Compliance Certificate

         F        Form of Opinion of Counsel to Company

         G        Form of Opinion of O'Melveny & Myers LLP

         H        Form of Assignment Agreement

         I        Form of Certificate Re Non-Bank Status


                                      -v-
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SCHEDULES:
---------

         1        Commitments

         5.7      Certain Litigation

         5.8      Subsidiaries of Company


                                      -vi-
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                  THIS CREDIT AGREEMENT (this "Agreement") is dated as of
January 15, 1999, among MERITOR AUTOMOTIVE, INC., a Delaware corporation (the "Company"), the Lenders from time to time parties hereto, WARBURG DILLON READ LLC ("WDR"), as arranger, UBS AG, STAMFORD BRANCH ("UBS"), as administrative agent for the Lenders, and NBD BANK, as documentation agent. Capitalized terms used in this preamble and in the recitals without definition are defined in
Article I hereof.

                  WHEREAS, on the Borrowing Date, the Company will purchase substantially all of the assets of the Heavy Vehicle Braking Systems Division of the Seller pursuant to the LucasVarity Acquisition Agreement for an aggregate consideration not to exceed $400,000,000 (excluding post-closing working capital adjustments not to exceed $20,000,000);

                  WHEREAS, Lenders have agreed to extend certain credit facilities to the Company in the aggregate amount of $300,000,000, the proceeds of which will be used, together with cash on hand of the Company and borrowings under the Existing Credit Agreement, to fund the LucasVarity Acquisition Financing Requirements;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

                  Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Acquired Division" means the assets of the Heavy Vehicle Braking Systems Division of the Seller to be acquired on the Borrowing Date pursuant to the LucasVarity Acquisition Agreement.

                  "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

                  "Administrative Agent" means UBS in its capacity as administrative agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.


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                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

                  "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries and delivered to the Lenders; provided that, if the Company notifies the Administrative Agent that the Company wishes to amend any covenant contained in Article VI to eliminate the effect of any change in generally accepted accounting principles on the calculation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VI for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

                  "Aggregate Outstandings" means, at any date of determination with respect to any Lender, an amount equal to the aggregate unpaid principal amount of such Lender's Loan on such date.

                  "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and
(b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

                  "Applicable Margin" means the per annum rate determined from time to time in accordance with the Pricing Schedule on Exhibit A annexed hereto.

                  "Arranger" means WDR in its capacity as arranger pursuant to
Article X.

                  "Article" means an article of this Agreement unless another document is specifically referenced.

                  "Assignment" is defined in Section 11.3.1.

                  "Authorized Officer" means any of the Chairman of the Board of the Company, the Senior Vice President and Chief Financial Officer of the Company or any person designated by the Senior Vice President and Chief Financial Officer or the Chairman of the Board of the Company in writing to the Administrative Agent from time to time, acting singly.


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                  "Borrowing Date" means the Business Day on or after the
Closing Date (but no later than January 31, 1999) (a) specified in the Borrowing Notice as the date on which the Company requests the Lenders to make the Loans hereunder and (b) on which the conditions precedent set forth in Section 4.2 are satisfied or waived in accordance with the terms of this Agreement.

                  "Borrowing Notice" means a notice substantially in the form of Exhibit B annexed hereto delivered by the Company to the Administrative Agent pursuant to Section 2.3 with respect to the Borrowing Date.

                  "Business Day" means (a) when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a Eurodollar Loan, a London Banking Day; and (b) when such term is used in any context in this Agreement (including as described in the foregoing clause (a)), a day which, in addition to complying with any applicable requirements set forth in the foregoing clause (a), is a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Stamford, Connecticut are authorized or required by law to close.

                  "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                  "Change in Control" means any of the following events or circumstances: (a) any Person or group of Persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either
(i) acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of the Company or (ii) obtain the power (whether or not exercised) to elect a majority of the Company's directors or (b) Continuing Directors shall cease to constitute a majority of the board of directors of the Company.

                  "Closing Date" means the date on which the conditions precedent to the effectiveness of this Agreement set forth in Section 4.1 are satisfied or waived in accordance with the terms of this Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

                  "Commitment" means, as to any Lender at any time, its obligation to make a Loan to the Company pursuant to Section 2.1 in an amount not to exceed the U.S. Dollar amount set forth opposite such Lender's name in
Schedule I under the heading "Commitment" or as otherwise established pursuant to Section 11.3, as such amount may be reduced from time to time pursuant to
Section 2.5, Section 11.3 and the other applicable provisions hereof.


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                  "Commitment Termination Date" is defined in Section 2.1.

                  "Committed Percentage" means, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, if the Commitments have terminated or expired, the percentage which (a) the Aggregate Outstandings of such Lender at such time then constitutes of (b) the Aggregate Outstandings of all Lenders at such time).

                  "Company" is defined in the preamble hereto.

                  "Condemnation" is defined in Section 7.8.

                  "Confidential Information Memorandum" means the Confidential Information Memorandum dated December 1998 relating to the Loans.

                  "Consultant" is defined in Section 6.19.

                  "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract. The amount of any Contingent Obligation shall be equal to the amount of the obligation that is so guarantied or supported that is actually outstanding or otherwise due and payable from time to time, if a fixed and determinable amount, or, if there is no fixed or determinable amount, either (x) if a maximum amount is guaranteed, the maximum amount or (y) if there is no maximum amount, the amount of the obligation that is so guarantied or supported.

                  "Continuing Director" means any member of the Company's board of directors who either (a) is a member of such board as of the Closing Date or
(b) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

                  "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

                  "Conversion/Continuation Notice" is defined in Section 2.6.


                                       4
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                  "Conversion Date" means any date on which either (a) a Default under Section 7.6 or 7.7 has occurred or (b) the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 8.1(b).

                  "Corporate Base Rate" means a rate per annum equal to the UBS prime rate of interest announced by UBS from time to time, changing when and as said prime rate changes.

                  "Debt Ratio" means, as of the last day of any fiscal quarter commencing with the fiscal quarter ending March 31, 1999, the ratio of (a) Total Debt to (b) EBITDA for the four consecutive fiscal quarters ended on such date.

                  "Default" means an event described in Article VII.

                  "Defaulting Lender" means any Lender that on the Borrowing Date fails to make available to the Administrative Agent such Lender's Loan required to be made to the Company on the Borrowing Date. Once a Lender becomes a Defaulting Lender, such Lender shall continue as a Defaulting Lender until such time as such Defaulting Lender makes available to the Administrative Agent the amount of such Defaulting Lender's Loan together with all other amounts required to be paid to the Administrative Agent pursuant to this Agreement.

                  "Designated Financial Officer" means, with respect to the Company, its chief financial officer, treasurer or controller.

                  "Documentation Agent" means NBD Bank in its capacity as documentation agent pursuant to Article X, and not in its individual capacity as a Lender.

                  "Dollars," "U.S. Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "EBITDA" means for any period, the sum of (a) the consolidated net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with Agreement Accounting Principles, plus (b) to the extent deducted in determining net income, income taxes, depreciation and amortization expense and Interest Expenses.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof, in each case applicable to the Company or its Property.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.


                                       5
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                  "Euclid Acquisition" means the acquisition of Euclid
Industries on substantially the terms described in the Confidential Information Memorandum.

                  "Eurodollar Base Rate" means, with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, the per annum rate determined by the Administrative Agent to be the rate for deposits in U.S. Dollars for a period equal to such Eurodollar Interest Period commencing on the first day of such Eurodollar Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period; provided, however, that in the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the Eurodollar Base Rate shall be (i) determined by reference to such other publicly available service for displaying Eurodollar rates as may be agreed upon by the Administrative Agent and the Company or (ii) in the absence of such agreement, the arithmetic average of the rates reported to the Administrative Agent by each Reference Lender as the rate at which such Reference Lender offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of such Reference Lender's relevant Eurodollar Loan and having a maturity approximately equal to such Eurodollar Interest Period. If any Reference Lender fails to provide such quotation to the Administrative Agent, then the Administrative Agent shall determine the Eurodollar Base Rate on the basis of the quotations of the remaining Reference Lender(s).

                  "Eurodollar Interest Period" means with respect to any Eurodollar Loan:

(a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company in its Borrowing Notice or Conversion/Continuation Notice, as the case may be, given with respect thereto; and

(b) thereafter, each period commencing on the last day of the next preceding Eurodollar Interest Period applicable to such Eurodollar Loan and ending one, two or three months thereafter, as selected by the Company by Conversion/Continuation Notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Eurodollar Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Eurodollar Interest Periods are subject to the following:

            (i) if any Eurodollar Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Eurodollar Interest Period into another calendar month in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day;

           (ii) any Eurodollar Interest Period applicable to a Eurodollar Loan that would otherwise extend beyond the Maturity Date shall end on such date;


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          (iii)   the number of Eurodollar Interest Periods outstanding at any time shall not exceed five; and

           (iv) any Eurodollar Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month.

                  "Eurodollar Loan" means a Loan which bears interest at a rate determined with reference to a Eurodollar Rate.

                  "Eurodollar Rate" means, with respect to a Eurodollar Loan for the relevant Eurodollar Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Eurodollar Interest Period, divided by
(ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Eurodollar Interest Period, plus (b) the Applicable Margin in effect from time to time. The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple.

                  "Excluded Equity Issuance" means any issuance of equity securities of the Company to officers, employees or directors of the Company or any of its Subsidiaries pursuant to any employee stock option, savings or stock purchase plan or other employee benefit plan.

                  "Excluded Indebtedness" means (i) Indebtedness incurred by the Company pursuant to the Existing Credit Agreement in an aggregate amount, together with any Excluded Subsidiary Debt referred to in clause (i) of the definition of that term, not to exceed $1,000,000,000; (ii) Excluded Subsidiary Debt; (iii) Indebtedness of the type described in clauses (b), (e), (f) and (g) of the definition thereof and (iv) intercompany Indebtedness, in each case so long as such Indebtedness is not otherwise prohibited under this Agreement.

                  "Excluded Subsidiary Debt" means (i) Indebtedness incurred by a Foreign Subsidiary Borrower (as defined in the Existing Credit Agreement as in effect on the Closing Date) pursuant to the Existing Credit Agreement in an aggregate amount not to exceed the amount available for borrowing by such Foreign Subsidiary Borrower under such agreement as in effect on the Closing Date and (ii) Indebtedness incurred by a Foreign Subsidiary Borrower pursuant to any other credit facility so long as such Indebtedness is not otherwise prohibited under this Agreement (including Section 6.10).

                  "Existing Credit Agreement" means the Credit Agreement dated as of August 21, 1997 between the Company, certain foreign subsidiary borrowers, First Chicago Capital Markets, Inc., as syndication agent and arranger, Morgan Guaranty Trust Company of New York, as administrative agent, NBD Bank, as documentation agent, and the lenders party thereto, as such Credit Agreement has heretofore been and as it may hereafter be amended, supplemented or otherwise modified from time to time.


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

                  "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York City time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

                  "Financial Contract" of a Person means (a) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics or (b) any Rate Hedging Agreement.

                  "Floating Rate" means, for any day, a rate per annum (based on a year of 365 or 366 days, as appropriate) equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

                  "Floating Rate Loan" means a Loan which bears interest at a rate determined with reference to the Floating Rate.

                  "Governmental Authority" means any nation or government, any state, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Indebtedness" of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments (other than Financial Contracts), to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (e) Capitalized Lease Obligations, (f) all obligations in respect of letters of credit, whether drawn or undrawn, contingent or otherwise, and (g) Contingent Obligations with respect to any of the foregoing to the extent (and only to the extent) that (i) such Contingent Obligation relates to other Indebtedness that is not consolidated Indebtedness of the Company and its Subsidiaries and (ii) the other Indebtedness to which such Contingent Obligation relates is outstanding and then only as to principal or like amounts actually borrowed, due, payable or drawn, as the case may be.

                  "Interest Expenses" means, with respect to any period, the aggregate of all interest expense reported by the Company and its Subsidiaries in accordance with Agreement Accounting Principles during such period, net of any interest income received by the Company and its Subsidiaries during such period from Investments. As used in this definition, the term "interest" shall include, without limitation, all interest, fees and costs payable with respect to the obligations under this Agreement (other than fees and costs which may be capitalized as transaction costs in accordance with Agreement Accounting Principles), any discount in respect of sales of accounts receivable and/or related contract rights and the interest portion of Capitalized Lease payments during such period, all as determined in accordance with Agreement Accounting Principles.

                  "Investment" of a Person means (i) any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade and loans to employees in the ordinary course of business) or contribution of capital by such Person; (ii) stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; (iii) any deposit accounts and certificates of deposit owned by such Person; and (iv) structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person (other than Financial Contracts).

                  "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and, to the extent permitted by Section 11.3, assigns.

                  "Lending Office" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

                  "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

                  "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Section 2.1 and "Loans" means each such Loan, collectively.

                  "Loan Documents" means this Agreement, the Notes and the other documents and agreements contemplated hereby and executed by the Company in favor of the Administrative Agent or any Lender.

                  "London Banking Day" means any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

                  "LucasVarity Acquisition" means the transactions contemplated by the LucasVarity Acquisition Agreement.

                  "LucasVarity Acquisition Agreement" means, collectively (i) that certain Umbrella Agreement dated November 22, 1998 by and among LucasVarity plc, the Company, Lucas Industries plc, Meritor Heavy Vehicle Braking Systems
(UK) Limited and certain other Persons named therein; (ii) that certain Agreement dated November 22, 1998 by and among Lucas Limited, Meritor Heavy Vehicle Braking Systems (UK) Limited, Lucas Industries plc, Lucas France SAS and the Company, relating to the sale and purchase of assets of the Acquired

Division in the United Kingdom and France; (iii) that certain United States Sale Agreement dated as of November 22, 1998 by and between Kelsey-Hayes Company and Meritor Heavy Vehicle Braking Systems (U.S.A.), Inc., relating to the sale and purchase of assets of the Acquired Division in the United States; (iv) that certain Agreement dated November 22, 1998 by and among Lucas Automotive GmbH, Lucas Limited, Meritor Automotive GmbH and the Company, relating to the sale and purchase of assets of the Acquired Division in Germany; and (v) that certain Transfer and Amendment Agreement dated November 22, 1998 by and among Lucas Industries plc, Huayang Group and the Company, relating to the transfer of Lucas Industries plc's joint venture interest in Lucas Huyang Vehicle Braking Company Limited in the People's Republic of China; in each case, in the form delivered to the Administrative Agent prior to its execution of this Agreement and as such agreement may be amended, supplemented or otherwise modified from time to time thereafter to the extent permitted hereunder.

                  "LucasVarity Acquisition Financing Requirements" means the aggregate of all amounts necessary (a) to finance the purchase price payable in connection with the LucasVarity Acquisition, (b) to refinance all Indebtedness outstanding relating to the Acquired Division other than Indebtedness permitted hereunder and (c) to pay fees, costs and expenses payable by the Company on the Borrowing Date in connection with the transactions contemplated by the LucasVarity Acquisition Agreement.

                  "Margin Stock" means margin stock as defined in Regulation T, Regulation U or Regulation X.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, Property, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to pay the Obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

                  "Material Indebtedness" is defined in Section 7.5.

                  "Material Plan" is defined in Section 7.10.

                  "Maturity Date" means January 14, 2000.

                  "Moody's Bond Rating" means for any day, the rating of the Company's senior long-term unsecured debt by Moody's Investors Service, Inc. ("Moody's") in effect at 11:00 a.m., New York City time, on such day.

                  "Multiemplover Plan" means a plan defined in Section 4001
(a)(3) of ERISA to which the Company or any member of the Controlled Group has an obligation to contribute.

                  "Net Securities Proceeds" is defined in Section 2.5.3.

                  "Net Worth" means the consolidated shareholder's equity of the Company and its Subsidiaries, including minority interests, calculated in accordance with Agreement Accounting

Principles, provided that the amount of adjustment for foreign currency translation shall be deemed equal at all times to the amount described in the audited financial statements of the Company and its Subsidiaries for the fiscal year ending September 30, 1998 delivered to the Lenders pursuant to Section
4.1.2 for purposes of determining Net Worth under this Agreement.

                  "Non-Excluded Taxes" is defined in Section 3.6.1.

                  "Note" is defined in Section 2.2.5.

                  "Notice of Assignment" is defined in Section 11.3.2.

                  "Obligations" means collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company under this Agreement and the other Loan Documents (including, without limitation, interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement or any other applicable Loan Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the other Loan Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Company pursuant to the terms of this Agreement or any other Loan Document).

                  "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents or by a Designated Financial Officer; provided that every Officer's Certificate with respect to the compliance with a condition precedent to the making of the Loans hereunder shall include (a) a statement that the officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto, (b) a statement that, in the opinion of the signer, he or she has made or has caused to be made such examination or investigation as is necessary to enable him or her to certify as to whether or not such condition has been complied with, and (c) a statement certifying that such condition has been complied with.

                  "Participants" is defined in Section 11.2.1.

                  "Payment Date" means the last Business Day of each March, June, September and December occurring after the date hereof, commencing March 31, 1999.

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

                  "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Company or any member of the Controlled Group has any obligation to contribute to on or after the Closing Date.

                  "Plan of Correction" is defined in Section 5.19.

                  "Pro Forma Balance Sheet" is defined in Section 4.1.2.

                  "Projections" is defined in Section 4.1.2.

                  "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

                  "Purchasers" is defined in Section 11.3.1.

                  "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

                  "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

                  "Reference Lenders" means UBS, Bank of America NT & SA First National Bank of Chicago, in their capacities as Lenders.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

                  "Replaced Lender" is defined in Section 3.7.

                  "Replacement Lender" is defined in Section 3.7.

                  "Reportable Event" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such section occurring after the Closing Date, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of
Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

                  "Required Lenders" means (a) at any time prior to the termination of the Commitments, Lenders the Committed Percentages of which aggregate at least 51%; and (b) at any time after the termination of the Commitments, Lenders whose Aggregate Outstandings aggregate at least 51% of the Aggregate Outstandings of all Lenders.

                  "Requirement of Law" means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Requirement" means, with respect to a Eurodollar Interest Period for Eurodollar Loans the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of such System.

                  "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                  "Seller" means, collectively, LucasVarity plc, Lucas Industries plc, Lucas France SAS, Kelsey-Hayes Company, Lucas Automotive GmbH and Lucas Limited.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" within the meaning of Rule 1-02 of the Securities and Exchange Commission's Regulation S-X.

                  "Single Employer Plan" means a Plan which is maintained on or after the Closing Date by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group.

                  "S&P Bond Rating" means for any day, the rating of the Company's senior long-term unsecured debt by Standard & Poor's Rating Group ("S&P") in effect at 11:00 a.m., New York City time, on such day.

                  "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

                  "Substantial Portion" means, with respect to the Property of the Company and its Subsidiaries, Property which (a) represents more than 15% of the consolidated assets of the Company and its Subsidiaries as would be shown in the consolidated financial statement of the Company and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 15% of the consolidated net sales or of the consolidated net income of the Company and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

                  "Total Debt" means, as of the end of any fiscal quarter of the Company, all Indebtedness of the Company and its Subsidiaries as at such date, determined on a consolidated basis.

                  "Transferee" is defined in Section 11.4.

                  "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

                  "UBS" is defined in the preamble hereto.

                  "Unfunded Liabilities" means the amount (if any) by which the actuarial present value of all benefit liabilities under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plans using FASB actuarial assumptions for single employer plan terminations.

                  "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

                  "Volvo Acquisition" means the acquisition of Volvo Truck Corporation's heavy truck axle manufacturing operations in Lindesberg, Sweden on substantially the terms described in the Confidential Information Memorandum.

                  "WDR" is defined in the preamble hereto.

                  "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

                  "Year 2000 Problems" means limitations in the capacity or readiness to handle date information for the Year 1999 or years beginning January 1, 2000 of any of the hardware, firmware or software systems ("Systems") associated with information processing and delivery, operations or services (e.g., security and alarms, elevators, communications and HVAC) operated by, provided to or otherwise reasonably necessary to the business or operations of the Company and its Subsidiaries.

                  The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   ----------
                                   THE CREDITS
                                   -----------


2.1 Commitments. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a loan to the Company on the Borrowing Date in an amount not exceeding its Commitment. The Loans may be Floating Rate Loans or Eurodollar Loans, or a combination thereof selected in accordance with Sections 2.3 and 2.6; provided, however, that if the Borrowing Date is on or within 3 days after the Closing Date, the Loans shall initially be Floating Rate Loans. Each Lender's Commitment shall expire immediately and without further action on January 31, 1999, if the Loans are not made on or before such date
(it being understood that delivery of an appropriate Borrowing Notice in accordance with the terms of this Agreement is a condition to the making of the Loans). The Company may make only one borrowing under the Commitments. Amounts borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed.

2.2      Repayment of Loans; Evidence of Debt.

2.2.1 The Company hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (x) the then unpaid principal amount of the Loan of such Lender on the Maturity Date, and (y) such other amounts on such other dates as may be required to be paid from time to time pursuant to this Agreement. The Company hereby further agrees to pay to the

Administrative Agent for the account of each Lender interest on the unpaid principal amount of the Loans from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.7.

2.2.2 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from the Loan of such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement.

2.2.3 The Administrative Agent shall maintain an account in its books and records with a subaccount for each Lender, in which shall be recorded (a) the amount of such Lender's Loan made hereunder, the Type thereof and each Eurodollar Interest Period, if any, applicable thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder in respect of its Loan and (c) both the amount of any sum received by the Administrative Agent hereunder from the Company in respect of the Loans and each Lender's share thereof.

2.2.4 The books and records of the Administrative Agent and of each Lender maintained pursuant to Section 2.2.2 and 2.2.3 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan made to the Company by such Lender in accordance with the terms of this Agreement.

2.2.5 The Company agrees that, upon the request to the Administrative Agent by any Lender, the Company will execute and deliver to such Lender a promissory note of the Company evidencing the Loan of such Lender, substantially in the form of Exhibit D annexed hereto with appropriate insertions as to date and principal amount (each, a "Note"); provided, that the delivery of such Notes shall not be a condition precedent to the Closing Date.

2.3 Procedures for Borrowing. The Company may borrow once under the Commitments on any Business Day on or before January 31, 1999; provided, that the Company shall give the Administrative Agent an irrevocable Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 a.m., New York City time) (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans, or (b) on the requested Borrowing Date, otherwise, specifying in each case (i) the amount to be borrowed, (ii) the requested Borrowing Date,
(iii) whether the borrowing is to be of Eurodollar Loans, Floating Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of such Type of Loan and the length of the initial Eurodollar Interest Periods therefor. Each borrowing shall be in an amount equal to (A) in the case of Floating Rate Loans, $5,000,000 or a whole multiple of $5,000,000 in excess thereof, and (B) in the case of Eurodollar Loans,

$10,000,000 or a whole multiple of $5,000,000 in excess thereof. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Not later than 11:00 a.m., New York City time, on the requested Borrowing Date each Lender shall make an amount equal to its Committed Percentage of the principal amount of the Loans requested to be made on such Borrowing Date available to the Administrative Agent at its New York office specified in Section 12.1 in immediately available funds. The Administrative Agent shall on such date credit the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. The Borrowing Notice shall be irrevocable, and the Company shall be bound to make a borrowing in accordance therewith.

2.4      Fees.

         (a) The Company agrees to pay on the Closing Date to the Administrative Agent, for distribution to each Lender in proportion to that Lender's Committed Percentage on such date, a participation fee equal to 0.125% multiplied by the aggregate Commitments of all Lenders.

         (b) The Company agrees to pay to the Arranger and the Administrative Agent, in each case for their own account, such other fees as agreed to between the Company and the Arranger and the Administrative Agent.

2.5      Optional and Mandatory Principal Payments on All Loans.

2.5.1 The Company may at any time and from time to time prepay Floating Rate Loans, in whole or in part, without penalty or premium, upon at least one Business Day's irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof.

2.5.2 The Company may at any time and from time to time prepay, without premium or penalty but upon payment of any amount payable pursuant to Section 3.4, its Eurodollar Loans in whole or in part, upon at least three Business Days' irrevocable notice to the Administrative Agent specifying the date (which shall be at the end of the applicable Eurodollar Interest Period) and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Eurodollar Loans shall be in a minimum aggregate amount of $10,000,000 or any integral multiple of $1,000,000 in excess thereof.

2.5.3 On the date of receipt by the Company of the cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Securities Proceeds") from the incurrence of any Indebtedness by the Company or any of its Subsidiaries or the issuance of any debt or equity securities of the Company after the Closing Date (other than proceeds from the incurrence of Excluded Indebtedness or from Excluded Equity Issuances), the Company shall prepay the Loans and/or the Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds, until all Obligations have been paid in full. Concurrently with any prepayment of the Loans and/or reduction of the Commitments pursuant to this Section 2.5.3, the Company shall deliver to the Administrative Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Securities Proceeds that gave rise to such prepayment and/or reduction. In the event that the Company shall subsequently determine that the actual Net Securities Proceeds amount was greater than the amount set forth in such Officer's Certificate, the Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and the Company shall concurrently therewith deliver to the Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Securities Proceeds amount resulting in such excess.

2.5.4 Each prepayment and conversion pursuant to this Section 2.5 shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 3.4 in connection with such payment.

2.5.5 Mandatory prepayments pursuant to this Section 2.5 shall be applied first to prepay Floating Rate Loans and second to prepay Eurodollar Loans then outstanding in such order as the Company may direct.

2.6 Conversion and Continuation of Outstanding Loans. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Loans. Each Eurodollar Loan shall continue as a Eurodollar Loan until the end of the then applicable Eurodollar Interest Period therefor, at which time such Eurodollar Loan shall be automatically converted into a Floating Rate Loan unless the Company shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Eurodollar Interest Period, such Eurodollar Loan either continue as a Eurodollar Loan for the same or another Eurodollar Interest Period or be converted into a Floating Rate Loan. Subject to the terms hereof, the Company may elect from time to time to convert all or any part of a Loan of any Type into any other Type or Types of Loans; provided that any conversion of a Eurodollar Loan shall be made on, and only on, the last day of the Eurodollar Interest Period applicable thereto. Notwithstanding anything herein to the contrary, no Loan may be converted to a Eurodollar Loan, and no Eurodollar Loan may be continued as such, if any Default or Unmatured Default has occurred and is continuing. The Company shall give the Administrative Agent irrevocable notice substantially in the form of Exhibit C annexed hereto (a "Conversion/Continuation Notice") of each conversion of a Loan or continuation of a Eurodollar Loan not later than 10:00 a.m. (New York City time) at least one Business Day, in the case of a conversion into a Floating Rate Loan or three Business Days, in the case of a conversion into or continuation of a Eurodollar Loan, prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date, which shall be a Business Day, of such conversion or continuation,

           (ii) the aggregate amount and Type of the Loan which is to be converted or continued, and

          (iii) the amounts and Type(s) of Loan(s) into which such Loan is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Loan, the duration of the Eurodollar Interest Period applicable thereto.

2.7 Interest Rates, Interest Payment Dates; Interest and Fee Basis. (a) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Eurodollar Loan into a Floating Rate Loan pursuant to Section
2.6 to but excluding the date it becomes due or is converted into a Eurodollar Loan pursuant to Section 2.6 hereof, at a rate per annum equal to the Floating Rate for such day. Each Eurodollar Loan shall bear interest for each day during each Eurodollar Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such Eurodollar Interest Period.

                  (b) Interest accrued on each Floating Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Loan shall be payable on the last day of its applicable Eurodollar Interest Period, on any date on which the Eurodollar Loan is prepaid, whether by acceleration or otherwise, and at maturity.

                  (c) Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Eurodollar Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

                  (d) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days (or in the case of interest on Floating Rate Loans, 365 days or, if appropriate, 366 days).

2.8 Changes in Interest Rate, etc. Changes in the rate of interest on that portion of any Loan maintained as a Floating Rate Loan will take effect simultaneously with each change in the

Alternate Base Rate. Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Eurodollar Interest Period applicable thereto to (but not including) the last day of such Eurodollar Interest Period at the interest rate determined as applicable to such Eurodollar Loan. No Eurodollar Interest Period may end after the Maturity Date.

2.9 Rates Applicable After Default. Notwithstanding anything to the contrary contained in this Article II, during the continuance of a Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Loan may be made as, converted into or continued (after the expiration of the current Eurodollar Interest Period) as a Eurodollar Loan. If any Loan is not paid at maturity, whether by acceleration or otherwise, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes in interest rates) declare that (i) each Eurodollar Loan shall bear interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) for the remainder of the applicable Eurodollar Interest Period at the rate per annum otherwise applicable to such Eurodollar Interest Period plus 2% per annum and (ii) each Floating Rate Loan shall bear interest (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) at a rate per annum equal to the Floating Rate otherwise applicable to Floating Rate Loans plus 2% per annum.

2.10     Pro Rata Payment, Method of Payment.

2.10.1 The borrowing of Loans by the Company from the Lenders shall be made pro rata according to the Committed Percentages of the Lenders in effect on the Borrowing Date. Each payment (other than any optional prepayment) by the Company on account of principal of or interest on the Loans shall be allocated by the Administrative Agent pro rata amongst the Lenders according to the respective outstanding principal amounts thereof then due and owing to each Lender. Each optional prepayment by the Company on account of principal or interest on the Loans shall be allocated by the Administrative Agent pro rata according to the respective outstanding principal amounts thereof. All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XII, or at any other Lending Office of the Administrative Agent specified in writing by the Administrative Agent to the Company, by 12:00 p.m. (New York City time) on the date of payment. All payments hereunder shall be made in U.S. Dollars. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such

Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XII or at any Lending Office specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Company maintained with UBS for each payment of principal, interest and fees as it becomes due hereunder.

2.11 Telephonic Notices. The Company hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Loans, effect selections of Types of Loans and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. The Company agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.12 Notification of Loans, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Loan promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate. Each Reference Lender agrees to furnish timely information for the purpose of determining the applicable interest rates.

2.13 Lending Offices. Each Lender may book its Loans at any Lending Office selected by such Lender and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Office. Each Lender may, by written or telex notice to the Administrative Agent and the Company, designate a Lending Office through which Loans will be made by it and for whose account Loan payments are to be made.

2.14 Non-Receipt of Funds by the Administrative Agent. Unless the Company or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

2.15 Application of Payments with Respect to Defaulting Lenders. No payments of principal, interest or fees delivered to the Administrative Agent for the account of any Defaulting Lender shall be delivered by the Administrative Agent to such Defaulting Lender. Instead, such payments shall, for so long as such Defaulting Lender shall be a Defaulting Lender, be held by the Administrative Agent, and the Administrative Agent is hereby authorized and directed by all parties hereto to hold such funds in escrow and apply such funds to the Loan required to be made by such Defaulting Lender on the Borrowing Date to the extent such Lender fails to make such Loan. Notwithstanding the foregoing, upon the termination of the Commitments and the payment and performance of all of the Obligations (other than those owing to a Defaulting Lender), any funds then held in escrow by the Administrative Agent pursuant to the preceding sentence shall be distributed to each Defaulting Lender, pro rata in proportion to amounts that would be due to each Defaulting Lender but for the fact that it is a Defaulting Lender.

                                   ARTICLE III
                                   -----------
                         CHANGE IN CIRCUMSTANCES, TAXES
                         ------------------------------

3.1 Yield Protection. If after the date hereof any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change or modification thereof, or any interpretation thereof, or the compliance of any Lender therewith,

         (a) subjects any Lender or any applicable Lending Office to any tax, duty, charge or withholding on or from payments due from the Company or changes the basis of taxation of payments to any Lender in respect of its Loans or other amounts due it hereunder (excluding income taxes and franchise taxes (imposed in lieu of income taxes)) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein, other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), or

         (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Loans), or

         (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Office of making, funding or maintaining loans or reduces any amount receivable by any Lender or any applicable Lending Office in connection with loans, or requires any Lender or any applicable Lending Office to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Company shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loan or its Commitment.

3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Office of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender, the Company shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loan or its obligation to make its Loan hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Office or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3 Availability of Types of Loans. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Office would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders with respect to Eurodollar Loans determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Loans are not available or (ii) the interest rate applicable to a Eurodollar Loan does not accurately reflect the cost of making or maintaining such Loans, then the Administrative Agent shall suspend the availability of the affected Eurodollar Loans and require any affected Eurodollar Loans to be repaid at the end of the Eurodollar Interest Period for the affected Loans.

3.4 Funding Indemnification. If any payment of a Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Loan is not made on the date specified by the Company for any reason other than default by the Lenders, the Company will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Loan.

3.5 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Office with respect to its Eurodollar Loans to reduce any liability of the Company to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Loan under Section 3.3, so long as such designation is not disadvantageous to such Lender in any material respect. Each Lender shall deliver a written statement of such Lender to the Company (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall state that amounts determined in accordance with such procedures are being charged by such Lender to other borrowers with credit facilities similar to this Agreement and credit characteristics comparable to the Company as determined by such Lender and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such sections in connection with Eurodollar Loans shall be calculated as though each Lender funded such Loans through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the interest rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Company of such written statement. The obligations of the Company under Sections 3.1, 3.2, 3.4 and 3.6 shall survive payment of the Obligations and termination of this Agreement. The Company shall have no obligation to compensate any Lender with respect to amounts provided in Section 3.1, 3.2, 3.4 or 3.6 with respect to any period prior to the date which is 120 days prior to the date such Lender delivers its written statement hereunder requesting compensation.

3.6      Taxes.

3.6.1 All payments of principal and interest made by the Company under this Agreement and any Note, if any, shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the

Administrative Agent, or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates and in the amounts specified in this Agreement; provided, however, that the Company shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 3.6.2. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

3.6.2 Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

         (a) at least five Business Days before the date of the initial payment to be made by the Company under this Agreement to such Lender, deliver to the Company and the Administrative Agent
                  (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or (B) in the event such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver the documents described in clause (A), a duly completed copy of Internal Revenue Service Form W-8, or successor applicable form, certifying that it is entitled to an exemption from United States backup withholding tax and a certificate substantially in the form of Exhibit I annexed hereto;

         (b) deliver to the Company and the Administrative Agent two further copies of any such form or certification at least five Business Days before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Administrative Agent and the Company;

         (c) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent; and

         (d) file amendments to such forms as and when required; and each Lender (or Transferee) that is incorporated or organized under the laws of the United States of America or a State thereof shall provide two properly completed and duly executed copies of Form W-9, or successor applicable form, at the times specified for delivery of forms under this Section 3.6.2 unless an event (including, without limitation, any change in treaty, law or regulation) has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent; provided, however, that the Company may rely upon such forms provided to the Company for all periods prior to the occurrence of such event. Each Person that shall become a Lender or a Participant pursuant to Section 11.2 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section, provided that in the case of such Participant, the obligations of such Participant pursuant to this Section 3.6.2 shall be determined as if such Participant were a Lender, except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

3.6.3 Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 3.6, provided that such effort shall not impose on any such Lender any additional costs or legal or regulatory burdens deemed by such Lender in its reasonable judgment to be material. In the event that any Lender determines that any event or circumstance that will lead to a claim by it under this Section 3.6 has occurred or will occur; such Lender will use its best efforts to so notify the Company in writing, provided that any failure to provide such notice shall in no way impair the rights of any Lender to demand and receive compensation under this Section 3.6.

3.7 Substitution of Lender. If (a) the obligation of any Lender to make or maintain Eurodollar Loans has been suspended pursuant to Section 3.3 when not all Lenders' obligations have been suspended, (b) any Lender has demanded compensation under Section 3.1 or 3.2 when all Lenders have not done so or (c) any Lender is a Defaulting Lender, the Company shall have the right, if no Default then exists, to replace such Lender (a "Replaced Lender") with one or more other lenders (collectively, the "Replacement Lender") acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 3.7, the Replacement Lender shall enter into one or more Assignments pursuant to which the Replacement Lender shall acquire the Commitments and outstanding Loans and other obligations of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (A) the amount of principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) the amount of all accrued, but theretofore unpaid, fees owing to the Replaced Lender hereunder and (C) the amount which would be payable by the Company to the Replaced Lender pursuant to Section 3.4, if any, if the Company prepaid at the time of such replacement all of the Loans of such Replaced Lender outstanding at such time and (ii) all obligations of the Company then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignments, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder. The provisions of this Agreement (including without limitation Sections 3.4 and 9.7) shall continue to govern the rights and obligations of a Replaced Lender with respect to any Loans made or any other actions taken by such lender while it was a Lender. Nothing herein shall release any Defaulting Lender from any obligation it may have to the Company, the Arranger, the Administrative Agent or any other Lender.

                                   ARTICLE IV
                                   ----------
                              CONDITIONS PRECEDENT
                              --------------------

4.1 Closing Date Conditions. The effectiveness of this Agreement is subject to the satisfaction of the following conditions:

4.1.1 Corporate Documents. On the Closing Date, the Company shall furnish to the Administrative Agent, with sufficient copies for the Lenders, each of the following:

         (a) Copies of the certificate of incorporation of the Company, together with all amendments thereto, and a certificate of good standing or similar governmental evidence of corporate existence, all certified by the Secretary or an Assistant Secretary of the Company.

         (b) Copies, certified by the Secretary or an Assistant Secretary or other duly authorized representative of the Company, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Administrative Agent) authorizing the execution of the Loan Documents.

         (c) An incumbency certificate, executed by the Secretary or an Assistant Secretary of the Company, which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the applicable Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company.

         (d) Such other documents as the Administrative Agent or its counsel may have reasonably requested.

4.1.2 Financial Statements; Pro Forma Balance Sheet; Projections. On or before the Closing Date, the Agent and the Lenders shall have received from the Company (i) audited financial statements of the Company and its Subsidiaries for its fiscal year ending September 30, 1998, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, (ii) a pro forma consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1998 as contained in the Confidential Information Memorandum and as modified by the letter from the Company to S&P and Moody's dated December 4, 1998 (the "Pro Forma Balance Sheet"), prepared in accordance with Agreement Accounting Principles and reflecting the consummation of the LucasVarity Acquisition, the Volvo Acquisition and the Euclid Acquisition, the related financing and the other transactions contemplated by the Loan Documents, which Pro Forma Balance Sheet shall be in form and substance satisfactory to Lenders, and (iii) projections of the Company and its Subsidiaries for the period from September 30, 1999 through September 30, 2001 as presented on November 30 and December 1, 1998 to S&P and Moody's and as modified by the letter from the Company to such rating agencies dated December 4, 1998 (the "Projections"), prepared in accordance with Agreement Accounting Principles and reflecting the consummation of the LucasVarity Acquisition, the Volvo Acquisition and the Euclid Acquisition, the related financings and the other transactions contemplated by the Loan Documents, which Projections shall be in form and substance satisfactory to Lenders.

4.1.3 Fees. On the Closing Date, the Company shall have paid to the Administrative Agent, for distribution (as appropriate) to the Arranger, the Administrative Agent and the Lenders, the fees payable on the Closing Date referred to in Section 2.4.

4.1.4 Opinion of Counsel to Company. On the Closing Date, Lenders shall have received (a) written opinions of the general counsel of the Company and of Chadbourne & Parke LLP, counsel to the Company, addressed to the Lenders and dated the Closing Date, in substantially the forms of Exhibit F-1 and Exhibit F-2 annexed hereto respectively, and (b) evidence satisfactory to the Administrative Agent that the Company has requested such counsel to deliver such opinions to Lenders.

4.1.5 Opinion of Counsel to Arranger and Administrative Agent. On the Closing Date, Lenders shall have received a written opinion of O'Melveny & Myers LLP, counsel to the Arranger and the Administrative Agent, addressed to the Lenders and dated the Closing Date, in substantially the form of Exhibit G annexed hereto.

4.1.6 Acquisition Documents. The Administrative Agent and, if requested by any Lender, each such Lender shall have received a fully executed or conformed copy of the LucasVarity Acquisition Agreement and all documentation relating thereto in effect on the Closing Date. Each such agreement shall be in full force and effect.

4.1.7 Officer's Certificate. (a) The representations and warranties contained in Article V shall be true and correct as of the Closing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date, (b) the Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by the Administrative Agent and Required Lenders, (c) no Default or Unmatured Default shall have occurred and be continuing, and (d) the Company shall have delivered to the Administrative Agent an Officer's Certificate, in form and substance satisfactory to the Administrative Agent, to the effect set forth in clauses (a) through (c) above.

4.1.8 Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to the Administrative Agent and such counsel.

4.2 Conditions to Borrowing Date. The obligations of the Lenders to make the Loans on the Borrowing Date are, in addition to the conditions precedent specified in Section 4.1, subject to satisfaction of the following conditions:

         (a) Use of Proceeds. On or before the Borrowing Date, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the proceeds of the Loans have been irrevocably committed to the payment of a portion of the LucasVarity Acquisition Financing Requirements.

         (b) No Amendment to Acquisition Documents. No provision of the LucasVarity Acquisition Agreement or any of the documents executed in connection therewith shall have been modified or waived in any manner that is materially adverse to the Lenders without the consent of the Administrative Agent and Required Lenders.

         (c) Existing Indebtedness. The Administrative Agent shall have received an Officer's Certificate of the Company stating that, after giving effect to the funding and application of the Loans and the consummation of the LucasVarity Acquisition, all Indebtedness of the Company and its Subsidiaries that is not permitted under this Agreement shall have been paid in full, redeemed or defeased, any commitments to lend thereunder shall have terminated, all letters of credit shall have expired or been canceled and all Liens other than Liens permitted to remain outstanding pursuant to Section 6.14 shall have been released or terminated.

         (d) Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the LucasVarity Acquisition, the other transactions contemplated by the Loan Documents, and the continued operation of the business conducted by the Acquired Division in substantially the same manner as conducted prior to the consummation of the LucasVarity Acquisition, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the LucasVarity Acquisition or the financing thereof No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         (e)      Consummation of Acquisition.

                     (i) All conditions to the LucasVarity Acquisition set forth in the LucasVarity Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent and Required Lenders, except for such conditions the waiver of or failure to satisfy which are not materially adverse to the Lenders;

                    (ii) The aggregate cash consideration paid to Seller in connection with the LucasVarity Acquisition shall not exceed $400,000,000 (excluding post-closing working capital adjustments not to exceed $20,000,000); and

                   (iii) The Administrative Agent shall have received an Officer's Certificate of the Company to the effect set forth in clauses (i) and (ii) above and stating that (x) the LucasVarity Acquisition Agreement has not been amended, modified or otherwise supplemented since the Closing Date in any manner which is materially adverse to the Lenders (other than with the consent of the Administrative Agent and the Required Lenders) and (y) the Company will consummate the LucasVarity Acquisition on the Borrowing Date immediately upon the making of the Loans.

         (f) Officer's Certificate. (i) The representations and warranties contained in Article V shall be true and correct as of the Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date, (ii) the Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Borrowing Date except as otherwise disclosed to and agreed to in writing by the Administrative Agent and Required Lenders, (iii) no Default or Unmatured Default shall have occurred and be continuing, and (iv) the Company shall have delivered to the Administrative Agent an Officer's Certificate, in form and substance satisfactory to the Administrative Agent, to the effect set forth in clauses
                  (i) through (iii) above.

         (g) Legal Matters. All legal matters incident to the making of such Loans shall be satisfactory to the Administrative Agent and its counsel, and no injunction or other restraining order shall have been issued.

                  The Borrowing Notice with respect to the borrowing by the Company hereunder shall constitute a representation and warranty by the Company that the conditions contained in Sections 4.1 and 4.2 have been satisfied.

                                    ARTICLE V
                                    ---------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  The Company represents and warrants to the Lenders on the Closing Date and on the Borrowing Date that:

5.1 Corporate Existence and Standing. Each of the Company and its Subsidiaries is a corporation, partnership, limited liability company or other organization, duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted.

5.2 Authorization and Validity. The Company has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by equitable principles affecting the availability of specific performance and other remedies.

5.3 No Conflict; Government Consent. Neither the execution and delivery by the Company of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than any Lien permitted by

Section 6.14) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for any such violation, conflict or default as would not reasonably be expected to have a Material Adverse Effect. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

5.4 Financial Statements. The September 30, 1998 consolidated financial statements of the Company and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. The Pro Forma Balance Sheet fairly presents the pro forma consolidated financial condition of the Company and its Subsidiaries after giving effect to the LucasVarity Acquisition, the Volvo Acquisition and the Euclid Acquisition and the financings contemplated by this Agreement in accordance with generally accepted accounting principles and was prepared in accordance with the applicable requirements of Rule 11-2 of the Securities and Exchange Commission's Regulation S-X, including without limitation containing reasonable assumptions and giving appropriate effect to those assumptions. The Projections are based on estimates and assumptions considered reasonable by the Company's management and the best information available to the Company's management at the time made, and use information consistent with the plans of the Company. However, the Projections are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly lower or higher than those projected.

5.5 Material Adverse Change. As of the Closing Date and the Borrowing Date, since September 30, 1998, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Acquired Division or of the Company and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.6 Taxes. The Company and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes shown as due pursuant to said returns or pursuant to any assessment received by the Company or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien (other than as permitted by Section 6.14) exists and such failures to file or pay, if any, as would not reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than as permitted by Section 6.14. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

5.7      Litigation and Contingent Obligations. Except as set forth on Schedule
5.7 annexed hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of their executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened against or affecting the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans. Other than any liability incident to such litigation, arbitration or proceedings, the Company and its Subsidiaries have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8 Subsidiaries. Schedule 5.8 annexed hereto contains an accurate list of all Subsidiaries of the Company as of the date of this Agreement (giving effect to the LucasVarity Acquisition as if it occurred on the date hereof), setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable.

5.9 ERISA. Each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Each member of the Controlled Group is in compliance with the applicable provisions of ERISA and the Code with respect to each Plan except where such non compliance would not have a Material Adverse Effect. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event which has or may result in any material liability has occurred with respect to any Plan, and no steps have been taken to reorganize or terminate any Single Employer Plan. No member of the Controlled Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Single Employer Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any material, actual liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

5.10 Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries in writing to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, as of the date thereof.

5.11 Regulation U. Margin Stock constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12 Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party (including any agreement or instrument evidencing or governing Indebtedness), which default could reasonably be expected to have a Material Adverse Effect.

5.13 Compliance With Laws. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property if failure to comply could reasonably be expected to have a Material Adverse Effect.

5.14 Plan Assets; Prohibited Transactions. The Company and its Subsidiaries have not engaged in any prohibited transaction within the meaning of Section
4.06 of ERISA or Section 4975 of the Code which could result in any material liability; and neither the execution of this Agreement nor the making of Loans (assuming that the Lenders do not fund any of the Loans with any "plan assets" as defined above) hereunder give rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

5.15 Environmental Matters. In the ordinary course of its business, the officers of the Company consider the effect of Environmental Laws on the business of the Company and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Company and its Subsidiaries due to Environmental Laws. On the basis of this consideration, the Company has reasonably concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.16 Investment Company Act. The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

5.17 Public Utility Holding Company Act. The Company is not a "holding company" or a "subsidiary company" of a "holding company, or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.18  Related Agreements.

         (a) The Company has delivered to the Administrative Agent and complete and correct copies of the LucasVarity Acquisition Agreement and of all exhibits and schedules thereto other than copies of any amendments or supplements thereto since the Closing Date that are not material, in which case the Company agrees to deliver a correct and complete copy thereof to the Administrative Agent within 10 days of the Borrowing Date.

         (b) Except to the extent otherwise set forth herein or in the schedules hereto, to the best of the Company's knowledge, each of the material representations and warranties given by Seller to the Company in the LucasVarity Acquisition Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date and the Borrowing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the LucasVarity Acquisition Agreement.

         (c) Subject to the qualifications set forth therein, each of the representations and warranties given by the Company to Seller in the LucasVarity Acquisition Agreement is true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing Date and the Borrowing Date.

5.19 Year 2000 Compliance. The Company and its Subsidiaries have (i) engaged in a process of assessment of the existence of the Year 2000 Problems reasonably appropriate to the scope and complexity of their respective Systems; (ii) adopted and are successfully implementing a plan of correction ("Plan of Correction") which the Company reasonably believes will result in a substantial elimination of Year 2000 Problems before any processing failure of a System or of Systems due to Year 2000 Problems which might have a material affect on the business, operations or financial performance of the Company and, in the case of all Systems critical to the business or operations of the Company and its Subsidiaries (whether now owned or hereafter acquired), elimination in all material respects of Year 2000 Problems before any processing failure of a System or of Systems due to Year 2000 Problems which might have a material affect on the business, operations or financial performance of the Company;
(iii) adopted and are successfully implementing validation procedures reasonably calculated to test on an ongoing basis the sufficiency of the Plan of Correction, its implementation, and the correction of Year

2000 Problems in any System; (iv) adopted and are successfully implementing policies and procedures requiring regular reports to, and monitoring by, senior management of the Company concerning the foregoing matters; and (v) provided the Administrative Agent true and correct copies of the written Plan of Correction and related implementation budgets, reviewed by the Company's Board of Directors.

                                   ARTICLE VI
                                   ----------
                                    COVENANTS
                                    ---------

         During the term of this Agreement, unless the Required
Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting enabling it to provide financial statements for the Company and each Subsidiary in accordance with Agreement Accounting Principles and furnish to the Lenders:

            (i) Within 120 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Company's independent certified public accountants) audit report certified by nationally recognized independent certified public accountants certifying that the Company's consolidated financial statements are fairly stated in all material respects, in accordance with Agreement Accounting Principles for itself and the Subsidiaries, including balance sheets as of the end of such period, related income statements, and statements of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

           (ii) Within 60 days after the close of each of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, a consolidated unaudited balance sheet as at the close of each such period and a related income statement and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Designated Financial Officer of the Company.

          (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit E annexed hereto signed by a Designated Financial Officer of the Company showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof. The Company may, at its option, satisfy its obligations to deliver financial statements under Sections 6.1(i) and (ii) hereof by delivery of its Form 10-K and 10-Q, respectively, for any relevant fiscal year or quarterly period, as filed by the Company with the Securities and Exchange Commission.

           (iv) As soon as possible and in any event within 10 days after (x) receipt by the Company, and (y) a determination is made by the Company concerning a Material Adverse Effect with respect thereto, a copy of (a) any notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any of its Subsidiaries, and (c) any notice of occurrence of any Reportable Event, which, in each case, could reasonably be expected to have a Material Adverse Effect.

            (v) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

           (vi) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other reports which the Company or any of its Subsidiaries files with the Securities and Exchange Commission, including without limitation all reports on Form 10-K, l0-Q and 8-K, and which are not otherwise delivered to the Lenders hereunder.

          (vii) Such other information (including non-financial information) concerning the Company and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

6.2 Use of Proceeds. The Company will use the proceeds of the Loans to fund a portion of the LucasVarity Acquisition Financing Requirements. None of the proceeds of any of the Loans made under this Agreement will be used, whether directly or indirectly, in violation of any applicable law or regulation, including without limitation Regulation T, Regulation U or Regulation X.

6.3 Notice of Default. The Company will give prompt notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default.

6.4 Conduct of Business. The Company will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of organization (subject to Sections 6.11, 6.12 and 6.13) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except in any such case where such failure would not reasonably be expected to have a Material Adverse Effect.

6.5 Taxes. The Company will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and those which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect.

6.6 Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on their Property in such amounts (with such customary deductibles, exclusions and self insurance) and covering such risks as management of the Company reasonably considers consistent with sound business practice, and the Company will furnish to any Lender upon request such information as to the insurance carried as may be reasonably requested by the Administrative Agent on behalf of such Lender.

6.7 Compliance with Laws. The Company will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject except for such noncompliance as would not reasonably be expected to have a Material Adverse Effect.

6.8 Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition (ordinary wear and tear excepted), and make all reasonably necessary and proper repairs, renewals and replacements.

6.9 Inspection. The Company will, and will cause each Subsidiary to, permit the Administrative Agent, by its representatives and agents, and any reasonable number of representatives of the Lenders, to inspect (at no cost to the Company) any of the Property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent may designate.

6.10 Subsidiary Indebtedness. The Company will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

            (i)   Indebtedness incurred pursuant to the Existing Credit
                  Agreement.

           (ii) Indebtedness existing as of the Closing Date in an outstanding aggregate principal amount not to exceed $50,000,000.

          (iii) Indebtedness of any Subsidiary to the Company or any other Subsidiary.

           (iv) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness existed at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary.

            (v) Any refunding or refinancing of any Indebtedness referred to in clauses (i) through (iv) above, provided that any such refunding or refinancing of Indebtedness referred to in clause
                  (ii) or (iv) does not increase the principal amount thereof.

           (vi) Other Indebtedness; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness of the Subsidiaries does not exceed an amount equal to 50% of Net Worth at such time.

6.11 Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that, provided that no Default or Unmatured Default shall have occurred and be continuing or would result therefrom on a pro forma basis reasonably acceptable to the Administrative Agent, the Company may merge or consolidate with any other U.S. corporation and each Subsidiary may merge or consolidate with any other Person, provided, further, that in the case of any such merger or consolidation involving the Company, the Company is the surviving corporation.

6.12 Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person (other than the Company or a Wholly-Owned Subsidiary), except:

            (i) Sales of inventory, marketable securities and cash equivalents in the ordinary course of business and sales or other dispositions of Margin Stock at any time.

           (ii) Sales or other dispositions of accounts receivable payable within 90 days of the date of sale.

          (iii) Sales, leases or other dispositions of obsolete Property or Property no longer used or useful in the business of the Company or its Subsidiaries.

           (iv) Sales or other dispositions of Property that is replaced within eighteen months of such sale or other disposition with other Property which has a fair market value not materially less than the Property sold or otherwise disposed of.

            (v) Sales or other dispositions of motor vehicles, office or other equipment in the ordinary course of business and not material in aggregate amount.

           (vi) Sales of financial instruments of the Company and its Subsidiaries existing as of the Closing Date that do not in the aggregate have a value in excess of $30,000,000.

          (vii) Other leases, sales or other dispositions of its Property that, together with all other Property of the Company and its Subsidiaries previously leased, sold or disposed of (other than as provided in clauses (i) through (vi) above) as permitted by this Section during the twelve-month period ending with the month prior to the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Company and its Subsidiaries.

6.13 Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries which are not Wholly-Owned Subsidiaries), or commitments therefor, or make any Acquisition of any Person, if (i) after giving effect to such Investment or Acquisition, on a pro forma basis (after giving effect to the LucasVarity Acquisition, the Volvo Acquisition and the Euclid Acquisition) (a) any Default or Unmatured Default shall have occurred and be continuing or (b) more than 30% of the projected consolidated net income of the Company and its Subsidiaries (determined in accordance with Agreement Accounting Principles) for the twelve-month period following such Investment or Acquisition will be derived from fields of enterprise which are not substantially the same as those conducted by the Company and its Subsidiaries as of the Closing Date, or (ii) the value of any consideration (other than equity securities of the Company) to be paid by the Company and its Subsidiaries in connection with any such Investment (other than Investments of the types described in clauses (ii) through (iv) of the definition thereof) or Acquisition (other than the LucasVarity Acquisition, the Volvo Acquisition and the Euclid Acquisition), together with the aggregate value of the consideration (other than equity securities of the Company) paid or to be paid by the Company and its Subsidiaries in connection with all Acquisitions and all such Investments after the Closing Date (other than the LucasVarity Acquisition, the Volvo Acquisition and the Euclid Acquisition), would exceed $200,000,000, or (iii) after giving effect to such Investment or Acquisition, on a pro forma basis the Company and its Subsidiaries would not be in compliance with the covenants contained in Sections 6.17 and 6.18; provided, however, that nothing in this Section 6.13 shall be construed to prohibit the LucasVarity Acquisition, the Volvo Acquisition or the Euclid Acquisition.

6.14 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

            (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

           (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

           (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

            (v) Liens existing on the Closing Date on assets of Subsidiaries of the Company, provided that no increase in the principal amount secured thereby shall be permitted.

           (vi) Liens in favor of the Company or any Lien granted by any Subsidiary of the Company in favor of a Wholly-Owned Subsidiary of the Company.

          (vii) Liens existing on such Property at the time of its acquisition (directly or indirectly) (other than any such Lien created in contemplation of such acquisition).

         (viii) Liens on the Property of a Person that is merged with or into the Company or a Subsidiary or of a Person that becomes a Subsidiary after the Closing Date (in each case to the extent such merger, Acquisition or Investment is otherwise permitted by this Agreement), provided that (A) such Liens existed at the time such Person was so merged or became a Subsidiary and were not created in anticipation of any such transaction, (B) any such Lien does not by its terms cover any additional property or assets acquired after the time such Person was so merged or became a Subsidiary, and (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such Person was so merged or became a Subsidiary.

           (ix) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any Subsidiary.

            (x)   Bank setoff rights arising in the ordinary course of business.

           (xi) Deposits or Liens to secure the performance (and not securing any Indebtedness) of statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business.

          (xii) Judgment or other similar Liens arising in connection with legal proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, has established appropriate reserves against such claims in accordance with Agreement Accounting Principles.

         (xiii) Any interest or title of a lessor in the property subject to any Capitalized Lease Obligation (to the extent such Capitalized Lease Obligation is otherwise permitted by this Agreement) or operating lease.

          (xiv) Liens arising under the Existing Credit Agreement as in effect on the Closing Date.

           (xv) Liens arising in connection with sales or other dispositions of accounts receivable permitted by Section 6.12(ii).

          (xvi) Any extension, renewal or replacement (or successive extension, renewal, or replacement) in whole or in part, of any Lien referred to in the foregoing clauses (i) through (xv) inclusive; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

         (xvii) Liens securing Indebtedness which are not otherwise permitted by the foregoing clauses of this Section 6.14, provided that the aggregate outstanding principal amount of the Indebtedness secured by all such Liens shall not exceed 50% of Net Worth.

Notwithstanding the foregoing, the restrictions set forth in this Section 6.14 shall not apply to Margin Stock if and to the extent that the value of the Margin Stock with respect to which the rights of the Company and its Subsidiaries are restricted by this Section 6.14 would otherwise exceed 25% of the value of all assets with respect to which the rights of the Company and its Subsidiaries are restricted by this Section 6.14.

6.15 Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms (taken as a whole) no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's-length transaction.

6.16 Contingent Obligations. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary) in respect of any Indebtedness, except (i) by endorsement of instruments for deposit or collection in the ordinary course of business; (ii) Contingent Obligations of any Subsidiary with respect to Indebtedness of another Subsidiary or the Company and Contingent Obligations of the Company with respect to Indebtedness of a Subsidiary; (iii) Contingent Obligations of the Company under Article IX of the Existing Credit Agreement; (iv) Contingent Obligations existing on the Closing Date; (v) Contingent Obligations with respect to Facility Letters of Credit (as defined in the Existing Credit Agreement); (vi) Contingent Obligations under Rate Hedging Agreements; (vii) Contingent Obligations with respect to customary indemnifications and purchase price adjustment obligations incurred in connection with mergers, Acquisitions, Investments and sales of assets (in each case to the extent such merger, Acquisition, Investment or sale of assets is otherwise permitted by this Agreement); (viii) Contingent Obligations with respect to Indebtedness permitted by Section 6.10; (ix) Contingent Obligations with respect to customary product and service warranties; (x) Contingent Obligations with respect to director's, officer's and other indemnities set forth in the Company's or any of its Subsidiary's organizational documents as in effect from time to time; and (xi) other Contingent Obligations, provided that the Indebtedness and other liabilities guaranteed or supported thereby does not exceed in the aggregate for the Company and all of its Subsidiaries an amount equal to 50% of Net Worth.

6.17 Debt Ratio. The Company shall not permit its Debt Ratio, calculated on a consolidated basis for the Company and its Subsidiaries, to exceed 3.0 to 1.0 on the last day of any fiscal quarter.

6.18 Net Worth. The Company shall maintain, on the last day of each month after the Closing Date, a Net Worth at least equal to $150,000,000.

6.19 Year 2000 Compliance. The Company shall (i) promptly advise the Administrative Agent of any material (A) disruption or delay in the implementation of the Plan of Correction, as the same may be updated from time to time, including any determination by the Company, any senior manager of the Company or any Subsidiary of the Company, or any consultant to the Company or any such Subsidiary with respect to Year 2000 Problems ("Consultant") that there may be a failure to achieve any of the objectives specifically identified in subdivision (ii) of Section 5.19, or (B) change in the written Plan of Correction or related implementation budget referred to in subdivision (v) of
Section 5.19, or any later version thereof furnished to the Administrative Agent; (ii) afford to the Administrative Agent and its representatives reasonable access to the Company's and its Subsidiaries' properties, personnel, service providers, vendors and records for the purpose of enabling the Administrative Agent to assess the adequacy of, and the record of performance of the Company and its Subsidiaries with respect to, the Plan of Correction, related financial performance and conformity of actual performance with related implementation budgets; (iii) periodically report to the Administrative Agent, in such form as the Administrative Agent may reasonably request, on the progress of the Company and its Subsidiaries in implementing the Plan of Correction; the budget for, and actual financial performance with respect to, implementation of the Plan of Correction; the assessment of the Company, any senior manager of the Company or any Subsidiary, or any Consultant of the adequacy of the Plan of Correction or the related implementation budget.

                                   ARTICLE VII
                                   -----------
                                    DEFAULTS
                                    --------

         The occurrence of any one or more of the following events shall constitute a Default:

7.1 Any representation or warranty made or deemed made by or on behalf of the Company or its Subsidiaries to the Lenders or the Administrative Agent in any Loan Document, in connection with any Loan, or in any certificate or information delivered in writing in connection with any Loan Document shall be false in any material respect on the date as of which made.

7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest on any Loan within three Business Days after the same becomes due, or nonpayment of any other obligations under any of the Loan Documents within ten days after the same becomes due.

7.3 The breach by the Company of any of the terms or provisions of Section 6.3, 6.10, 6.11, 6.12, 6.13, 6.15, 6.16, 6.17 or 6.18.

7.4 The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement or any other Loan

Document which is not remedied within 30 days after written notice from the Administrative Agent.

7.5 Failure of the Company or any of its Subsidiaries to pay when due any Indebtedness or Rate Hedging Obligations aggregating in excess of $20,000,000 ("Material Indebtedness") or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition (other than such a term, provision or condition to or for the benefit of a Lender or Affiliate thereof restricting the sale, pledge or other disposition by the Company or any Subsidiary of Margin Stock having a value in excess of 25% of the value of the assets referred to in clause(2)(i) of the definition of "Indirectly Secured" in Section 221.2 of Regulation U unless the Board of Governors of the Federal Reserve System or its staff advises the Administrative Agent in writing that the existence of this Section 7.5 without this parenthetical exception would not in such circumstances render this Agreement "secured directly or indirectly by margin stock" within the meaning of its Regulation U) contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Company or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6 The Company or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7 Without its application, approval or consent, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Significant Subsidiaries, or any Substantial Portion of their respective Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8 Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Company and its Subsidiaries which, when taken together with all other Property of the Company and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion and is reasonably likely to have a Material Adverse Effect.

7.9 The Company or any of its Subsidiaries shall fail within 90 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $20,000,000, which is not stayed on appeal.

7.10 Any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Single Employer Plan with Unfunded Liabilities in excess of $20,000,000 (a "Material Plan") shall be filed under Section 4041(c) of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing; or PBGC shall institute proceedings under which it is likely to prevail under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which causes one or more members of the Controlled Group to incur a current payment obligation in excess of $20,000,000.

7.11 The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

7.12     The occurrence of any Change in Control.

7.13 The Company shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability under any Loan Document to which it is a party.

7.14 The LucasVarity Acquisition shall not be consummated in accordance with this Agreement and the LucasVarity Acquisition Agreement as in effect on the Borrowing Date (with such amendments, supplements or other modifications thereto as are permitted hereunder) concurrently with the making of the Loans.

                                  ARTICLE VIII
                                  ------------
                  ACCELERATION WAIVERS, AMENDMENTS AND REMEDIES
                  ---------------------------------------------

8.1      Acceleration.

         (a) If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives and without any election or action on the part of the Administrative or any Lender.

         (b) If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans, or declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives.

8.2      Amendments.

8.2.1 Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

         (a) Extend the final maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (b) Reduce the percentage specified in the definition of Required Lenders.

         (c) Extend the Maturity Date, or reduce the amount or extend the payment date for, the mandatory payments required under
                  Section 2.5, or increase the amount of the Commitment of any Lender hereunder, or permit the Company to assign its rights under this Agreement.

         (d)      Amend this Section 8.2.1.

8.2.2 No amendment of any provision of this Agreement relating to the Arranger or the Administrative Agent shall be effective without the written consent of the Arranger or the

Administrative Agent, respectively. The Administrative Agent may waive payment of the fee required under Section 11.3.2 without obtaining the consent of any other party to this Agreement.

8.3 Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX
                                   ----------
                               GENERAL PROVISIONS
                               ------------------

9.1 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Taxes. Any taxes (excluding income taxes and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document)) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Company, the Administrative Agent and the Lenders relating to the subject matter thereof other than any fee letters among the Company and the Arranger and the Administrative Agent and any other agreements of any of the Company with the Arranger or the Administrative Agent which survive the execution of the Loan Documents.

9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Arranger or the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

9.7 Expenses; Indemnification. The Company shall reimburse each Agent for any reasonable costs and out-of-pocket expenses (including reasonable fees and time charges of attorneys for such Agent, which attorneys may be employees of such Agent) paid or incurred by such Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification and administration of the Loan Documents, except as otherwise agreed in writing from time to time. The Company also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, and out-of-pocket expenses (including reasonable fees and time charges of attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders) paid or incurred by the Arranger, the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents subject to the limitations set forth below. The Company further agrees to indemnify each of the Arranger and the Administrative Agent and each Lender, and their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Arranger, the Administrative Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan subject to the limitations set forth below, provided that the Company shall have no obligation to indemnify any person in respect of any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings except as (and to the extent) provided in Section 3.6 and Section
9.3 hereof. The Company shall have no obligation to indemnify any Agent or Lender (or their respective directors, officers and employees) to the extent that any losses, claims, damages, penalties, judgments, liabilities and expenses are determined by a court of competent jurisdiction in a final, non-appealable order to have resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, any such Person. The obligations of the Company under this Section shall survive the termination of this Agreement.

9.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the appropriate Agent with sufficient counterparts so that each Agent may furnish one to each of the Lenders.

9.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

9.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.11 Non-liability of Lenders. The relationship between the Company and the Lenders and the Administrative Agent shall be solely that of borrower and lender. None of the Arranger, the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Company. None of the Arranger, the Administrative Agent nor any Lender undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations. The Company agrees that none of the Arranger, the Administrative Agent nor any Lender shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or violation of applicable laws or any of the Loan Documents by, the party from which recovery is sought. None of the Arranger, the Administrative Agent nor any Lender shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, and will not disclose or use for any purpose other than its credit evaluation under this Agreement such confidential information, except for disclosure; (i) to any Transferee or prospective Transferee to the extent provided in Section 11.4; (ii) to legal counsel, accountants and other professional advisors to that Lender to the extent necessary to advise that Lender concerning its rights or obligations in respect of this Agreement; provided that such professional advisor agrees to hold any confidential information which it may receive in confidence and not to disclose or use such confidential information for any purpose other than advising that Lender with respect to its rights and obligations under this Agreement; (iii) to regulatory officials to the extent required by applicable law, rule, regulations, order, policy or directive (whether or not any such policy or directive has the force of law); and (iv) pursuant to any order of any court, arbitrator or Governmental Authority of competent jurisdiction (or as otherwise required by law); provided, however, that the Lender (or other Person given confidential information by such Lender) shall provide the Company with prompt notice of any such required disclosure so that the Company may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Lender (or such other Person) will furnish only that portion of the confidential information which is legally required.

9.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U) for the repayment of the Loans provided for herein.

9.14 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default described in Section 7.2, 7.6 or
7.7 occurs or the Loans are accelerated pursuant to Section 8.1, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Company may be offset and applied toward the payment of the Obligations owing to such Lender by the Company.

9.15 Ratable Sharing. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans to the Company (other than payments received pursuant to Section 3.1, 3.2, 3.4, 3.6 or 9.7) in a greater proportion than that received by any other Lender from the Company or its Loans, such Lender agrees, promptly upon demand, to purchase a portion of the Loans to the Company held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans to the Company. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                    ARTICLE X
                                    ---------
                                     AGENTS
                                     ------

10.1 Appointment. WDR is hereby appointed the Arranger hereunder, and each Lender hereby authorizes the Arranger to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. UBS is hereby appointed the Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes the Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. NBD Bank is hereby appointed the Documentation Agent hereunder, and each Lender hereby authorizes the Documentation Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Each of the Arranger, the Documentation Agent and the Administrative Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Article X are solely for the benefit of the Arranger, the Documentation Agent and the Administrative Agent and Lenders and the Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each of the Arranger, the Documentation Agent and the Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. The Arranger, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Closing Date, all obligations of WDR, in its capacity as the Arranger hereunder, and all obligations of NBD Bank, in its capacity as the Documentation Agent hereunder, shall terminate.

10.2     Powers and Duties; General Immunity.

10.2.1 Powers; Duties Specified. Each Lender irrevocably authorizes the Administrative Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each of the Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each of the Arranger, the Documentation Agent and the Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Neither the Arranger, the Documentation Agent nor the Administrative Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Arranger, the Documentation Agent or the Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

10.2.2 No Responsibility for Certain Matters. Neither the Arranger, the Documentation Agent nor the Administrative Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Arranger, the Documentation Agent or the Administrative Agent to Lenders or by or on behalf of the Company to the Arranger, the Documentation Agent or the Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Company or any other Person liable for the payment of any Obligations, nor shall the Arranger, the Documentation Agent or the Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Default or Unmatured Default. Anything contained in this Agreement to the contrary notwithstanding, the

Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

10.2.3 Exculpatory Provisions. Neither the Arranger, the Documentation Agent nor the Administrative Agent nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by the Arranger, the Documentation Agent or the Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by such agent's gross negligence or willful misconduct. Each of the Arranger, the Documentation Agent and the Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 8.2) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) each of the Arranger, the Documentation Agent and the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Arranger, the Documentation Agent or the Administrative Agent as a result of such agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 8.2).

10.2.4 Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Arranger, the Documentation Agent or the Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. Each of the Arranger, the Documentation Agent and the Administrative Agent and their respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

10.3 Representations and Warranties; No Responsibility For Appraisal of Creditworthiness. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Subsidiaries. Neither the Arranger, the Documentation Agent nor the Administrative Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and neither the Arranger, the Documentation Agent nor the Administrative Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

10.4 Right to Indemnity. Each Lender, in proportion to its Committed Percentage, severally agrees to indemnify each of the Arranger, the Documentation Agent and the Administrative Agent, to the extent that such agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such agent's gross negligence or willful misconduct. If any indemnity furnished to the Arranger, the Documentation Agent and the Administrative Agent for any purpose shall, in the opinion of such agent, be insufficient or become impaired, such agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify the Arranger, the Documentation Agent or the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Committed Percentage thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify the Arranger, the Documentation Agent or the Administrative Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

10.5 Successor Administrative Agent. The Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and the Company. Upon any such notice of resignation, Required Lenders shall have the right, upon five Business Days' notice to the Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative

Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement.

                                   ARTICLE XI
                                   ----------
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------

11.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Lenders and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section
11.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement or the Loan Documents to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Loan Document as the owner thereof for all purposes hereof unless and until such payee complies with
Section 11.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of any of the Loans or a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of any of the Loans or a holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

11.2     Participations.

11.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Loan or Note for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Lender had not sold such participating interests (including without limitation payments with respect to Non-Excluded Taxes), and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

11.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require the consent of all Lenders under Section 8.2.1.

11.2.3 Benefit of Setoff. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 9.14 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 9.14 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 9.14, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 9.14 as if each Participant were a Lender.

11.3     Assignments.

11.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks, finance companies, insurance companies or other financial institutions or funds that are engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business or, after the occurrence of any Default, any other entity ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit H annexed hereto (an "Assignment") or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent by the Company shall not be unreasonably withheld or delayed. Each such assignment shall be in an amount not less than the lesser of (i) $5,000,000 and in integral multiples of $1,000,000 thereafter, or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

11.3.2 Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit H annexed hereto (a "Notice of Assignment"), together with any consents required by Section 11.3.1, and (ii) payment of a $2,500 fee to the Administrative Agent for processing such assignment (provided that such fee shall not be required if such assignment is to an existing Lender or an Affiliate thereof), such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the fights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitments and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 11.3.2, the transferor Lender, the Administrative Agent and the Company shall make appropriate arrangements so that replacement Notes, if applicable, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitments, as adjusted pursuant to such assignment.

11.4 Dissemination of Information. The Company authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Company and its Subsidiaries provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12.

11.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.6.

                                   ARTICLE XII
                                   -----------
                                     NOTICES
                                     -------

12.1 Giving Notices. Except as otherwise permitted by Article II with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Company, the Arranger or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in Schedule 1 hereto or otherwise established pursuant to an Assignment or (z) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

12.2 Change of Address. The Company, the Arranger, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIII
                                  ------------
                                  COUNTERPARTS
                                  ------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Arranger, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by telex or telephone, that it has taken such action.

                                   ARTICLE XIV
                                   -----------
                     CHOICE OF LAW, CONSENT TO JURISDICTION,
                     ---------------------------------------
                              WAIVER OF JURY TRIAL
                              --------------------

14.1 Choice of Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

14.2 Waiver of Jury Trial. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

14.3 Submission to Jurisdiction; Waivers. The Company hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof to the non-exclusive general jurisdiction of the courts of the State of New York in New York County, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

           (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at the address specified in Section 12.1, or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

           (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (v) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

14.4     Acknowledgments. The Company hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) none of the Arranger, the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Company and the Lenders.

                  IN WITNESS WHEREOF, the Company, the Lenders, the Arranger, the Administrative Agent and the Documentation Agent have executed this Agreement as of the date first above written.



                                           MERITOR AUTOMOTIVE, INC.


                                           By: /s/ Thomas J. Joyce
                                              -----------------------
                                              Name:  Thomas J. Joyce
                                              Title: Vice President & Treasurer


                                           Notice Address:

                                           2135 West Maple Road
                                           Troy, Michigan  48084-7186
                                           Attention:  Glenn Dong
                                           Telephone:  (248) 438-8891
                                           Facsimile:  (248) 435-0663

                                           WARBURG DILLON READ LLC,
                                             as Arranger


                                           By:   /s/ P.W. Knight, Jr.
                                              ----------------------------
                                              Name:   P.W. Knight, Jr.
                                              Title:  Managing Director


                                           By:   /s/ C.M. Levy
                                              ----------------------------
                                              Name:  C.M. Levy
                                              Title: Executive Director


                                           Notice Address:

                                           6th Floor, Trading
                                           677 Washington Boulevard
                                           Stamford, Connecticut  06901
                                           Attention:  Christopher Levy, Esq.
                                           Telephone:  (203) 719-7294
                                           Facsimile:  (203) 719-8620

                                           UBS AG, STAMFORD BRANCH,
                                             individually and as
                                             Administrative Agent


                                           By:   /s/ Philippe R. Sandmeier
                                              ----------------------------
                                              Name:  Philippe R. Sandmeier
                                              Title: Director


                                           By:   /s/ Richard W. Fortney
                                              ----------------------------
                                              Name:  Richard W. Fortney
                                              Title: Executive Director


                                           Notice Address:

                                           UBS AG, New York Branch
                                           299 Park Avenue, 35th Floor
                                           New York, New York  10171
                                           Attention:  Philippe Sandmeier
                                           Telephone:  (212) 821-3661
                                           Facsimile:  (212) 821-3878

                                           BANK OF AMERICA NT & SA


                                           By:   /s/ Kris A. Gagnon
                                              ----------------------------
                                              Name:  Kris A. Gagnon
                                              Title: Managing Director


                                           Credit Contact
                                           --------------
                                           231 South LaSalle Street
                                           Chicago, IL  60697
                                           Attention:  Lynn Stetson
                                           Telephone:  (312) 828-6757
                                           Facsimile:  (312) 987-0303


                                           Operating Contact
                                           -----------------
                                           231 South LaSalle Street
                                           Chicago, IL  60697
                                           Attention:  Pat Lopez
                                           Telephone:  (312) 828-3865
                                           Facsimile:  (312) 974-9626

                                           THE BANK OF NOVA SCOTIA


                                           By:   /s/ F.C.H. Ashby
                                              ----------------------------
                                              Name:   F.C.H. Ashby
                                              Title:  Senior Manager Loan
                                                      Operations


                                           Notice Address:

                                           Credit Contact:

                                           181 W. Madison Street, Suite 3700
                                           Chicago, Illinois  60602
                                           Attention:  David Scott
                                           Telephone:  (312) 201-4116
                                           Facsimile:  (312) 201-4108

                                           Operations Contact:

                                           600 Peachtree Street NE, Suite 2700
                                           Atlanta, Georgia  30308
                                           Attention:  Shannon Dancila
                                           Telephone:  (404) 877-1561
                                           Facsimile:  (404) 888-8998

                                           COMERICA BANK


                                           By:   /s/ Lana L. Anderson
                                              ----------------------------
                                              Name:  Lana L. Anderson
                                              Title:  Vice President


                                           Notice Address:

                                           500 Woodward Avenue
                                           Detroit, Michigan  48226
                                           Attention:   Lana L. Anderson
                                           Telephone:   (313) 222-5075
                                           Facsimile:   (313) 222-3776

                                           DEUTSCHE BANK AG, NEW YORK
                                           BRANCH AND/OR CAYMAN ISLANDS
                                           BRANCH


                                           By:   /s/ Stephan A. Wiedemann
                                              ----------------------------
                                              Name:  Stephan A. Wiedemann
                                              Title: Director


                                           By:   /s/ Susan L. Pearson
                                              ----------------------------
                                              Name:  Susan L. Pearson
                                              Title: Director


                                           Notice Address:

                                           31 West 52nd Street
                                           New York, New York  10019
                                           Attention:   Hajo Thiele
                                           Telephone:  (212) 469-8649
                                           Facsimile:  (212) 469-8212

                                           with a copy to:

                                           Deutsche Bank AG, New York Branch
                                           31 West 52nd Street
                                           New York, New York  10019
                                           Attention:  Richard Agnolet,
                                                       Corporate Finance
                                                       Services
                                           Telephone:  (212) 469-4113
                                           Facsimile:  (212) 469-4138

                                           FIRST NATIONAL BANK OF CHICAGO


                                           By:   /s/ Richard H. Huttenlocher
                                              ------------------------------
                                              Name:  Richard H. Huttenlocher
                                              Title: First Vice President


                                           Notice Address:

                                           Corporate Banking, STE 8074
                                           611 Woodward Avenue
                                           Detroit, Michigan  48226
                                           Attention:  Richard H. Huttenlocher
                                           Telephone:  (313) 225-2259
                                           Facsimile:  (313) 225-2290


                                           NBD BANK, as Documentation Agent


                                           By:   /s/ Richard H. Huttenlocher
                                              ------------------------------
                                              Name:  Richard H. Huttenlocher
                                              Title: First Vice President


                                           Notice Address:

                                           Corporate Banking, STE 8074
                                           611 Woodward Avenue
                                           Detroit, Michigan  48226
                                           Attention:  Richard H. Huttenlocher
                                           Telephone:  (313) 225-2259
                                           Facsimile:  (313) 225-2290